Exhibit 99.2

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

BUYER:
LEVY AFFILIATED HOLDINGS, LLC,
A CALIFORNIA LIMITED LIABILITY COMPANY, OR ITS ASSIGNEE

SELLER:
FRANKLIN DEVELOPMENT CORPORATION
A UTAH CORPORATION

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

TABLE OF CONTENTS

Table of Contents

Page

1.	PURCHASE PRICE
2.	OPENING ESCROW
3.	TITLE TO PROPERTY
4.	CONDITIONS TO BUYER'S OBLIGATINS TO PURCHASE
4.1 Approvals by Buyer
4.2 Utilities
4.3 Physical Characteristics of the Property
4.4 Accuracy of Representations
4.5 Foreign Investments
4.6 Lease
4.7 Change in Conditions
4.8 Failure of Conditions
5.	CONDITIONS TO SELLER'S OBLIGATION TO SELL
5.1 Performance by Buyer
5.2 Declaration of Easements, Covenants, Conditions and Restrictions
5.3 Accuracy of Representations
5.4 Payment of Purchase Price
6.	BUYER’S DELIVERIES TO ESCROW AGENT AND SELLER
6.1 Purchase Price
6.2 Lease and Memorandum of Lease
6.3 Failure to Deliver
7.	SELLER’S DELIVERIES TO ESCROW AGENT AND BUYER
7.1 Deed, Bills of Sale
7.2 Lease and Memorandum of Lease
7.3 Failure to Deliver
8.	THE CLOSING
8.1 Date and Manner of Closing
8.2 Delay in Closing, Authority to Close
9.	PRORATION, COSTS AND EXPENSES
9.1 Prorations and Apportionments
9.2 Payment of Adjustments to Proration
9.3 Seller's Cost and Expenses
9.4 Buyers Costs and Expenses
10.	DISTRIBUTION OF FUNDS AND DOCUMENTS
10.1 Form of Distributions
10.2 Recorded Documents
10.3 Non-Recorded Documents
10.4 Cash Disbursements
10.5 Copies of Documents
11.	RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION
11.1 Return of Seller’s Documents
11.2 Return of Buyer’s Documents
11.3 No Effect on Rights of Parties
11.4 Payment of Termination Fee
12.	DEFAULT
12.1 Seller’s Remedy
12.2 Buyer’s Remedies
13.	REPRESENTATIONS AND WARRANTIES OF SELLER
13.1 Authority of Seller
13.2 Condition of Property.
13.3 Use and Operation
13.4 Land Use Regulation.
13.5 Absence of Fraud and Misleading Statements
13.6 Litigation
13.7 Other Contracts to Convey
13.8 Property Tax Assessment
13.9 Confidentiality
13.10 Use Permits and Other Approvals
13.11 Survival
13.12 No Broker
14.	REPRESENTATIONS & WARRANTIES OF BUYER
14.1 Authority of Buyer
14.2 Absence of Fraud and Misleading Statements
14.3 Litigation
14.4 Financial Condition
14.5 Survival
14.6 No Broker
15.	COVENANTS
15.1 Indemnification by Parties
15.2 Maintenance
15.3 Other Agreements
16.	LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION
16.1 Damage or Destruction
16.2 Condemnation
17.	POSSESSION
18.	NOTICES
19.	GENERAL PROVISIONS
19.1 Recitals
19.2 Right to Assign
19.3 Gener; Number
19.4 Captions
19.5 Exhibits
19.6 Entire Agreement
19.7 Modification
19.8 Attorneys' Fees
19.9 Joint and Several Liability
19.10 Governing Law
19.11 Time of Essence
19.12 Severability
19.13 Successors and Assigns
19.14 Drafting
19.15 No Agreement Until Accepted
19.16 No Recording
19.17 Counterparts

EXHIBIT “A” - LEGAL DESCRIPTION
EXHIBIT “A-1” - FIXTURES LIST
EXHIBIT “B” - LEASE AGREEMENT

PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”), dated _______________________, 2005 for reference purposes only, is made by and between FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation (“Seller”), and LEVY AFFILIATED HOLDINGS, LLC, a California limited liability company (“Buyer”), or assignee, and is made with reference to the recitals set forth below, and constitutes (i) a contract of purchase and sale between the parties, and (ii) escrow instructions to FIRST AMERICAN TITLE INSURANCE COMPANY (the “Escrow Agent”).

RECITALS

A. Seller owns four (4) parcels of certain real property, together with all improvements located thereon and appurtenances thereunto belonging, which real property is more particularly identified in Exhibit “A” attached hereto and incorporated herein. The Property is a business office complex consisting of five (5) improved buildings. The term “Property” as used in this Agreement shall mean all of the real property identified in Exhibit “A” and the fixtures (“Fixtures”) set forth on Exhibit “A-1” attached hereto, but excludes Seller’s personal property, including artwork and collectibles on display therein.

B. Seller desires to sell all of Seller’s right, title and interest in and to the Property upon the terms and conditions set forth below. Buyer desires to purchase all of Seller’s right, title, and interest in and to the Property upon the terms and conditions set forth below.

C. Concurrently with the Closing (as defined in Section 8), Buyer, as landlord, shall lease the entire Property back to Seller, as tenant, pursuant to a certain Lease Agreement (the “Lease”), substantially in the form of Exhibit “B,” attached hereto and incorporated herein. The parties hereby acknowledge that the lease is a material inducement to concluding this purchase and sale agreement, and that if the parties fail to mutually execute a lease, that this contract for purchase and sale shall be null, void and of no effect whatsoever.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants set forth below in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows

1.  PURCHASE PRICE

In consideration of the covenants contained in this Agreement, Seller shall sell and Buyer shall purchase the Property for a total purchase price of THIRTY-FOUR MILLION THREE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($34,330,000) (“Purchase Price). Buyer shall pay for all closing and escrow costs, fees and charges of the transaction contemplated hereby in connection with the Property acquired by Buyer, as are customary for the Buyer in the locality and any costs relating to any financing obtained by Buyer. The Purchase Price shall be delivered by Buyer to Escrow Agent on or before the Closing in Cash (defined as (i) United States currency, (ii) cashier’s or certified check(s) currently dated, payable to Escrow Agent, and honored upon presentation for payment, (iii) an amount credited by wire transfer into Escrow Agent’s bank account, or (iv) if monies are deposited with Escrow Agent within twenty (20) days prior to the Closing, funds in such form as Escrow Agent in its sole discretion requires).

2.  OPENING OF ESCROW

Within five (5) business days following the execution of this Agreement, (i) Buyer and Seller shall open an escrow (the “Escrow”) with Escrow Agent for the Properties and shall deposit with Escrow Agent fully executed counterparts of this Agreement for use as escrow instructions and (ii) Buyer shall deposit with the Escrow Agent a forfeitable earnest money deposit in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the “Earnest Money”), which amount shall become totally non-refundable in the event Buyer, not being excused from performance pursuant to Section 4 of this Agreement, fails or refuses to close on the date specified in Section 8 below. Buyer and Seller may provide Escrow Agent with supplemental escrow instructions in connection with the Closing.

3.  TITLE TO PROPERTY

At Closing, Seller shall convey to Buyer fee simple title to the Property by execution and delivery of a special warranty deed (“Deed”) for the Property and, free of any financial liens, bills of sale for the Fixtures (“Bills of Sale”), in the forms customarily used in connection with commercial real property transactions in the State of Utah. At the Closing, Buyer shall receive from First American Title Insurance Company (“Title Company”) an ALTA Owner’s Extended Policy of Title Insurance (the “Title Policy”) with liability in the full amount of the Purchase Price insuring fee simple title to the Property in Buyer, subject only to exceptions approved by Buyer as provided in Section 4.1 below, together with such endorsements as may be reasonably requested by Buyer. The Title Policy shall provide survey coverage and shall provide full coverage against mechanics’ and materialmen’s liens arising out of the construction, repair or alteration of any improvements located on the Property. The cost of the Title Policy, including all endorsements, shall be paid by Buyer.

4.  CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE

Buyer’s obligation to purchase the Property is expressly conditioned upon each of the following conditions:

4.1	Approvals by Buyer

Buyer’s receipt and approval for the Property of the following prior to the Closing:

4.1.1
ALTA Commitment for Policy of Title Insurance. As soon as reasonably possible after execution of this Agreement by Seller and Buyer, Seller shall cause the issuance of a Utah ALTA commitment for policy of title insurance, together with complete and legible copies of all encumbrances and liens of record (the “Commitment”), with respect to the Property to be forwarded to Buyer for approval. If no written disapproval of any items in the Commitment is received from Buyer on or before ten (10) days after the later of delivery of the Commitment to Buyer or delivery of the respective Survey (as defined in Section 4.1.2), the Commitment shall be deemed approved by Buyer.

4.1.2
Survey. As soon as reasonably possible after execution of this Agreement by Seller and Buyer, Seller shall deliver to Buyer all surveys and plat maps of the Property, or any portion thereof, which Seller has in its possession. Buyer may, at its own expense, obtain a current ALTA/ACSM Land Title Survey of the Property. All such surveys shall be referred to herein as the "Survey", whether one or more. If no written disapproval of the Survey is received from Buyer on or before ten (10) days after the later of delivery of the Survey or the respective Commitment, the Survey shall be deemed approved by Buyer.

4.1.3
Environmental and Other Studies. As soon as reasonably possible after execution of this Agreement by Seller and Buyer, Seller shall deliver to Buyer all environmental studies and assessments, geotechnical and other studies of the Property, or any portion thereof, which Seller has in its possession. Buyer shall also have the right to obtain its own environmental assessments, structural and engineering assessments and other studies of the Property, at its own expense. Buyer and its agents shall have the right to enter upon the Property for such purpose. In the event that any of the environmental assessments, engineering reports or other studies obtained by Buyer (from Seller or otherwise) suggest the need for further tests or studies to be undertaken with respect to the Property, Buyer shall have a reasonable time to have such tests or studies performed and reviewed. All such studies and assessments shall be referred to in this Agreement as the “Studies.” If no written disapproval of the Studies is received from Buyer on or before ten (10) days after delivery of same, the Studies shall be deemed approved by Buyer.

4.1.4	Plans and Specifications. As soon as reasonably possible, Seller shall submit complete final as-built plans and specifications to the extent in its possession for the Property to Buyer.

4.2	Utilities

Buyer’s satisfaction that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property.

4.3	Physical Characteristics of the Property

Buyer’s review and approval, prior to the Closing, of the structural, mechanical, electrical and other physical characteristics of the Property.

4.4	Accuracy of Representations

All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, and Seller shall have complied with all of Seller’s covenants and agreements contained in or made pursuant to this Agreement.

4.5	Foreign Investments

Buyer’s receipt of the affidavit, certification, or notice required by Section 1445 of the Internal Revenue Code of 1954, as amended and the Regulations pursuant thereto, in a form sufficient to relieve Buyer of any potential transferee withholding liability under such Section.

4.6	Lease

Execution by Buyer and Seller of the Lease for the Property.

4.7	Change in Conditions

If any of the conditions in this Section 4 materially change after having been satisfied or waived by Buyer and before the transaction contemplated herein is closed, then such condition(s) shall be reinstated as if having never been satisfied or waived by Buyer.

4.8	Failure of Conditions

4.8.1
The foregoing conditions contained in this Section 4 are intended solely for the benefit of Buyer. If any of the foregoing conditions are not satisfied or approved by Buyer, Buyer shall have the right at its sole election either (i) to waive the condition in question and proceed with the purchase of the Property pursuant to all of the other terms of this Agreement, or (ii) to terminate this Agreement in its entirety.

4.8.2
By written agreement by Seller and Buyer, the Closing may be extended for a reasonable time if required to allow the conditions contained in this Section 4 to be satisfied, subject to Buyer’s or Seller’s further rights to terminate this Agreement upon the expiration of the period of any extension if all such conditions have not then been satisfied.

4.9	Property Approval Period.

Buyer shall complete its review and investigation of the matters identified in Sections 4.1, 4.2 and 4.3, above, prior to the date thirty (30) days after the date of execution of this Agreement (the “Property Approval Deadline”). If prior to the Property Approval Deadline, Buyer determines in good faith that the Property is not acceptable based upon its review, then Buyer shall have the right, by giving notice to Seller, to terminate this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this Section 4.9 this Agreement shall terminate as of the date such termination notice is given by Buyer and Buyer shall have the right to receive the Earnest Money from the Escrow Agent.

If prior to the Closing, a Lease is not executed for the property between Buyer and Seller, then Buyer shall have the right at any time prior to the Closing, by giving notice to Seller, to terminate this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this Section 4.9 this Agreement shall terminate as of the date such termination notice is given by Buyer and Buyer shall have the right to receive the Earnest Money from the Escrow Agent.

4.10	Loan Contingency.

Buyer shall have obtained third-party financing for sixty percent (60%) of the Purchase Price upon terms and conditions reasonably acceptable to Buyer (the “Financing”).

4.11	Loan Contingency Period.

Buyer shall obtain the Financing on or before the date sixty (60) days after the date of execution of this Agreement (the “Loan Contingency Period”). If prior to expiration of the Loan Contingency Period, Buyer determines in good faith that it will not be successful in obtaining the Financing, then Buyer shall have the right, by giving notice to Seller, to either (a) terminate this Agreement, (b) waive the requirements of Section 4.10, or (c) increase the deposit set forth in Section 2 by depositing an additional $100,000 in Escrow, in which event the Closing date as set forth in Section 8.1 below shall be extended by thirty (30) days. If Buyer exercises the right to terminate this Agreement in accordance with this Section 4.11(a) this Agreement shall terminate as of the date such termination notice is given by Buyer and Buyer shall have the right to receive the Earnest Money from the Escrow Agent. If Buyer elects to continue with the transaction pursuant to either subsection (b) or (c) of this Section 4.11, the Earnest Money shall become non-refundable on the 60th day of the Loan Contingency Period.

5.  CONDITIONS TO SELLER’S OBLIGATION TO SELL

Seller’s obligation to sell is expressly conditioned upon each of the following:

5.1	Board Approval.

Seller’s Board of Directors has passed a resolution authorizing the sale of the Property to Buyer pursuant to the terms and conditions contained in this Agreement.

5.2	Performance by Buyer

Timely performance of each obligation, covenant, and delivery required of Buyer.

5.3	Declaration of Easements, Covenants, Conditions and Restrictions.

Execution and recordation of a Declaration of Easements, Covenants, Conditions and Restrictions (“Declaration”) for certain cross-easements for access and parking with the owner of certain real property located adjacent to the Property (“Adjacent Property Owner”). The Adjacent Property Owner must utilize certain parts of the Property owned by Seller for vehicular and pedestrian access. In order to effectuate the common use and operation of the Property for the mutual benefit of the Adjacent Property Owner, future owners of any parcel in the Property and holders of leasehold interests in any parcel in the Property, it is necessary to create certain mutual rights to use the Property and the adjacent property to facilitate the operation of an integrated business park.

5.4	Accuracy of Representations

All of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct at the Closing, and Buyer shall have complied with all of Buyer’s covenants and agreements contained in or made pursuant to this Agreement.

5.5	Payment of Purchase Price

Payment of the Purchase Price at the Closing in the manner provided in this Agreement.

6.  BUYER’S DELIVERIES TO ESCROW AGENT AND SELLER

6.1	Purchase Price

Buyer shall deliver in Cash to Escrow Agent the Purchase Price as set forth in Section 1, less or plus the adjustments, if any, made pursuant to Section 9. Escrow Agent shall deposit the Purchase Price in an interest bearing account, the interest upon which shall accrue to the benefit of Buyer.

6.2	Lease and Memorandum of Lease

On or before the Closing, Buyer shall deliver to Escrow Agent the Lease for the Property executed by Buyer. On or before the Closing, Buyer shall deliver to Escrow Agent the Memorandum of Lease for the Property, executed and acknowledged by Buyer.

6.3	Failure to Deliver

The failure of Buyer to make any required delivery within the specified time shall constitute a material breach by Buyer; however, if the Buyer fails to deliver the Lease because it disapproves of the Lease, the breach shall be excused, and the agreement shall terminate in accordance with Section 4.9 of this Agreement.

7.  SELLER’S DELIVERIES TO ESCROW AGENT AND BUYER

7.1	Deed, Bills of Sale

On or before the Closing, Seller shall deliver to Escrow Agent the Deed for the Property and the Bill of Sale for the Fixtures executed and, in the case of the Deed, acknowledged by Seller.

7.2	Lease and Memorandum of Lease

On or before the Closing, Seller shall deliver to Buyer the Lease for the Property executed by Seller. In addition, on or before the Closing, Seller shall deliver to Buyer the Memorandum of Lease for the Property executed and acknowledged by Seller.

7.3	Failure to Deliver

The failure of Seller to make any required delivery within the specified time shall constitute a material breach by Seller.

8.  THE CLOSING

8.1	Date and Manner of Closing

Escrow Agent shall close the Escrow (the “Closing”) on or before the date which is ninety (90) days following the date Escrow was opened pursuant to Section 2 above (the “Scheduled Closing Date”), provided that all of the conditions to Buyer’s obligation to purchase have been either satisfied or waived. The Escrow shall be deemed closed when (i) all documents required to be delivered to Buyer and Escrow Agent pursuant to this Agreement have been delivered or delivery of such document(s) has been waived; (ii) the Declaration described in paragraph 5.3 has been executed by the appropriate parties; (iii) the Title Company is irrevocably committed to issuing the Title Policy; and (iv) all funds required to be delivered to Escrow Agent pursuant to this Agreement have been delivered and are ready to be disbursed subject only to the closing of escrow.

8.2	Time is of the Essence; Delay in Closing; Authority to Close

Time is of the essence in the performance of the covenants and conditions herein. Nevertheless, if Escrow Agent cannot close the Escrow on or before the Scheduled Closing Date, it will nevertheless close when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions was not timely performed, unless after the Scheduled Closing Date and prior to the close of the delayed Escrow, Escrow Agent receives a written notice to terminate the Escrow and this Agreement, from a party who, at the time such notice is delivered, is not in default. Neither (i) the exercise of the right of termination, (ii) delay in the exercise of the right of termination, nor (iii) the return of monies and documents, shall affect the right of the party giving notice of termination to pursue legal or equitable remedies for the other party’s breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the Escrow, or (iii) the return of monies and documents affect the right of the other party to pursue legal or equitable remedies for the breach of the party who gives notice.

9.  PRORATION, COSTS AND EXPENSES

9.1	Prorations and Apportionments

Contemporaneously with the Closing, Seller intends to lease the Property from Buyer. Therefore, the parties do not anticipate the need to prorate revenues or expenses. However, in the event an item of expense or revenue must be prorated, it shall be prorated and apportioned as of 12:01 a.m. on the date of the Closing so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the date of the Closing. Any taxes or other amounts which cannot be ascertained with certainty as of the Closing shall be prorated on the basis of the parties’ reasonable estimates of such amount(s) and shall be the subject of a final proration thirty (30) days after the Closing or as soon thereafter as the precise amounts can be ascertained.

9.2	Payment of Adjustments to Proration

Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due, or within thirty (30) days of the Closing, if that date is earlier.

9.3	Seller’s Costs and Expenses

Seller shall pay Seller’s own attorneys’ fees. Seller shall pay for the costs of the Closing as are customarily paid for by Seller in the locality.

9.4	Buyer’s Costs and Expenses

Buyer shall pay for Buyer’s own attorneys’ fees or any costs related to any mortgage loan obtained by Buyer. Buyer shall pay for the costs of the Closing as are customarily paid for by Buyer in the locality.

10.  DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1	Form of Distributions

All disbursements by Escrow Agent shall be made by checks of Escrow Agent or by wire transfers to the account of, and as directed by, the receiving party.

10.2	Recorded Documents

Escrow Agent shall cause the County Recorder of Salt Lake County to mail the Deed (and any other documents which are required by this Agreement to be, or by general usage are, recorded) after recordation, to the grantee, beneficiaries, or person (i) acquiring rights under the documents or (ii) for whose benefit the documents were recorded. Additionally, Escrow Agent shall cause the County Recorder of Salt Lake County to mail the Declaration after recordation to Seller and Buyer.

10.3	Non-Recorded Documents

Escrow Agent shall, at the Closing, deliver by United States mail (or shall hold for personal pickup, if requested), each non-recorded document received by Escrow Agent to the payee or person (i) acquiring rights under the document or (ii) for whose benefit the documents were acquired.

10.4	Cash Disbursements

At the Closing, Escrow Agent shall hold for personal pickup or shall arrange for wire transfer (i) to Seller, or order, the Purchase Price plus any proration or other credits to which Seller shall be entitled for the Property and less any appropriate proration or other charges and (ii) to Buyer, or order, any excess funds previously delivered to Escrow Agent by Buyer.

10.5	Copies of Documents

Following the Closing, Escrow Agent shall deliver to Buyer and to Seller a copy of the Deed, the Declaration, (conformed to show recording data) and each other recorded document for the Property.

11.  RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

11.1	Return of Seller’s Documents

In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following the termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Escrow Agent shall deliver all documents and materials relating to the Property previously deposited by Seller and then in Escrow Agent’s possession to Seller.

11.2	Return of Buyer’s Documents

In the event the Escrow is terminated for any reason (other than the default of Buyer), Seller shall, within fifteen (15) calendar days following termination, deliver to Buyer all funds and documents, if any, relating to the Property, previously delivered to Seller by Buyer. Escrow Agent shall deliver all documents, materials, and funds relating to the Property previously deposited by Buyer and then in Escrow Agent’s possession to Buyer.

11.3	No Effect on Rights of Parties

The return of documents and monies as set forth above shall not affect the right of either party to seek the legal or equitable remedies that the party may have with respect to the enforcement of this Agreement.

11.4	Payment of Termination Fee

Escrow Agent may condition its deliveries upon payment of a reasonable title commitment termination fee by the party requesting delivery. Notwithstanding the foregoing, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default.

12.  DEFAULT

12.1	Seller’s Remedy

In the event that the transaction fails to close on account of Buyer’s fault or Buyer’s breach of this Agreement, Seller shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

12.2	Buyer’s Remedies

In the event that the transaction fails to close on account of Seller’s fault or Seller’s breach of this Agreement, Buyer shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

13.  REPRESENTATIONS AND WARRANTIES OF SELLER

The following representations and warranties by Seller are now and shall, at the Closing, be true and correct. If during the period between the execution of this Agreement and the Closing, Seller learns of or has a reason to believe that any of the following representations and warranties may cease to be true, Seller covenants to give notice thereof to Buyer immediately.

13.1	Authority of Seller

Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and has the authority to own and convey the Property. This Agreement and all documents executed by Seller which are to be delivered to Buyer are, or at the time of the Closing will be, duly authorized, executed, and delivered by Seller and do not, and at the time of the Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

13.2	Condition of Property.

To Seller’s actual knowledge (in contrast to constructive, implied or imputed knowledge) and without inquiry or investigation, there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, emergency safety systems, and electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental laws, ordinances, regulations, and requirements, including, but not limited to, the Americans with Disabilities Act. In addition, there are no existing leases of the Property or any portion thereof.

13.3	Use and Operation

To Seller’s actual knowledge (in contrast to constructive, implied or imputed knowledge) and without inquiry or investigation, the use and operation of the Property now is, and at the time of Closing will be, in substantial compliance with applicable building codes, safety, fire, environmental, zoning, and land use laws, and other applicable local, state, and federal laws, ordinances, regulations, and requirements.

13.4	Land Use Regulation.

To Seller’s actual knowledge (in contrast to constructive, implied or imputed knowledge) and without inquiry or investigation, there are no condemnation, environmental, zoning or other land use regulation proceedings contemplated or instituted which could detrimentally affect the use or operation of the Property or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

13.5	Absence of Fraud and Misleading Statements

No representation, warranty, or statement of Seller in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Buyer pursuant thereto, contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state a material fact necessary to make the statements or facts not misleading. All representations, warranties, or statements of Seller are based upon current, accurate, and complete information as of the time of their making (without any duty of inquiry or investigation on the part of the Seller) and, to Seller’s actual knowledge, there has been no subsequent material change in the information.

13.6	Litigation

To Seller’s actual knowledge (in contrast to constructive, implied or imputed knowledge) and without inquiry or investigation, there is no litigation, pending or threatened, against Seller or any basis therefor that arises out of the ownership of the Property, or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property, or adversely affect the ability of Seller to perform its obligations under this Agreement.

13.7	Other Contracts to Convey

Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer. Seller has not hypothecated or assigned any rents or income from the Property in any manner.

13.8	Property Tax Assessment

Seller has not received written evidence of special assessments levied against the Property except as appear on the last available tax statement

13.9	Confidentiality

Seller and Buyer shall hold as confidential all information concerning the other and this transaction. Seller and Buyer shall not release any such information to third parties without the other’s prior written consent, except, in the case of Buyer, with respect to customary disclosures to rating agencies and lenders and, in the case of both Buyer and Seller, customary disclosures to accountants and disclosures pursuant to a court order requiring such release or as otherwise may be required by law. The foregoing agreement shall survive Closing or the termination of this Agreement.

13.10	Use Permits and Other Approvals.

Seller has obtained all licenses, permits, approvals, easements, and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property. Seller has materially complied with all licenses and permits and has not received any notice that any licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any renewal.

13.11	Survival

The representations and warranties of Seller contained herein shall survive the Closing and delivery of the Deed for a period of one (1) year from the date of Closing.

13.12	No Broker

Seller warrants to Buyer that other than the commissions payable to American Commercial Real Estate Specialists, Inc., a Utah corporation doing business as NAI UTAH and Terra Marketing, Inc., an Arizona corporation doing business as NAI INVESTMENT PROPERTY CENTER (the cost of which shall be paid for by Seller according to the terms of a separate agreement) there are no brokerage commissions or finder’s fees payable as a result of the Closing herein or as a result of any agreements with Seller or actions of Seller. Seller shall indemnify and hold harmless Buyer from any claims, costs, damages, or liability based on any statement, representations, or agreement by Seller with respect to the payment of any brokerage commissions or finders’ fees.

14.  REPRESENTATIONS & WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

14.1	Authority of Buyer

Buyer is a limited liability company duly organized and validly existing under the laws of the State of California. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Buyer, and are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

14.2	Absence of Fraud and Misleading Statements

No representation, warranty, or statement of Buyer in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Seller pursuant thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading. All representations, warranties, or statements of Buyer are based upon current, accurate, and complete information as of the time of their making and there has been no subsequent material change in the information.

14.3	Litigation

There is no litigation pending or, to Buyer’s knowledge, threatened, against Buyer or any basis therefore before any court or administrative agency that might adversely affect the ability of Buyer to perform its obligations under this Agreement.

14.4	Financial Condition

Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform all of its obligations hereunder.

14.5	Survival

The representations and warranties of Buyer contained herein shall survive the Closing.

14.6	No Broker

Buyer warrants that other than the commission payable to Sperry Van Ness, 11999 San Vicente Boulevard, Suite 100, Los Angeles, California (the cost of which shall be paid by Buyer), there are no brokerage commissions payable as a result of the Closing herein or as a result of any agreements with Buyer or actions of Buyer. Buyer shall indemnify and hold harmless Seller from any claims, costs, damages, or liability based on any statement, representations, or agreement by Buyer with respect to the payment of any brokerage commissions or finders’ fees.

15.  COVENANTS

Matters as to which Escrow Agent need not be concerned, Seller and Buyer covenant and agree with one another as follows:

15.1	Indemnification by Parties

Each party shall indemnify the other party and hold the other party harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages, and losses, including, without limitation, reasonable attorneys’ fees and costs, suffered as a direct or indirect result of:

15.1.1
Any misrepresentation, breach of warranty, or breach of covenant made pursuant to this Agreement or in any document, certificate, or exhibit given or delivered pursuant to or in connection with this Agreement; and

15.1.2
Any and all obligations, liabilities, claims, liens, or encumbrances, whether direct, contingent, or consequential, but excluding lost profits, and no matter how arising or accruing, which are in any way related to or arising from any act, conduct, omission, contract, or commitment of such party (or any of its agents or employees) at any time or times before the Closing. The provisions of this Section shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

15.2	Maintenance

Between the Seller’s execution of this Agreement and the Closing, Seller shall, at Seller’s sole cost and expense, maintain the Property in good order, condition, and repair, reasonable wear and tear and casualty excepted, and shall operate the Property in the same manner as before the making of this Agreement as though Seller were retaining the Property.

15.3	Other Agreements

Seller shall not enter into or terminate any contracts or agreements pertaining to the Property which will be binding on Buyer after Closing without in each case obtaining Buyer’s prior written consent thereto.

16.  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

16.1	Damage or Destruction

In the event that any of the improvements on the Property are damaged or destroyed by fire or other casualty prior to the Closing, then Seller may terminate this Agreement as to each damaged or destroyed Property, or may agree to restore and repair such damage, either before or after the Closing. Termination shall be by written notice to Buyer within five (5) days after the occurrence of the damage or destruction. Buyer shall have no obligation to accept Seller’s offer to restore or repair such damage if such restoration and repair would cause the Scheduled Closing Date to be extended. If the restoration or repair shall take place after the Closing, a portion of the proceeds of sale equal to the estimated cost of such restoration or repair, shall be held in escrow by Title Company until Seller has completed the restoration or repair to the reasonable satisfaction of Buyer. Seller shall pay escrow and related costs, if any, that exist as a result of terminating this Agreement under this Section.

16.2	Condemnation

In the event that prior to the Closing a governmental entity shall commence any eminent domain proceeding to take any portion of the Property, Seller or Buyer shall have the option to make either of the following elections:

16.2.1	Terminate this Agreement with respect to the Property by written notice to the other party within five (5) days of its receiving notice of such action of condemnation; or

16.2.2
Proceed with the transaction in which case the Purchase Price shall not be reduced and Buyer shall be entitled, subject to the terms of the Lease, to the net award paid to Seller or Seller’s mortgagee for the taking, if any, and Seller shall assign and transfer to Buyer all right, title, and interest in and to any awards. Notwithstanding the foregoing, any portion of any award granted for the restoration or repair of the Property shall be paid over to Seller upon Seller’s completion of such restoration and repairs.

17.  POSSESSION

Possession of the Property shall be delivered to Buyer at the Closing, subject to the Lease.

18.  NOTICES

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or (ii) on the date delivered when sent via overnight mail, properly addressed and postage prepaid, or (iii) on the date sent via facsimile transmission, or (iv) seventy-two (72) hours after the time the same is deposited in the United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance to this Section.

If to Buyer:

Levy Affiliated Holdings, LLC
Attn: Shaoul Levy
201 Wilshire Bl., Second Floor
Santa Monica, California 90401
(310) 917-9114
(310) 917-1101 (Fax number)

With a copy to:

Jeffrey G. Thomas, Esquire
P.O. Box 24539
Los Angeles, California 90024
(310) 208-8326
(310) 388-1555 (Fax number)

If to Seller:

FRANKLIN DEVELOPMENT CORPORATION
Attn: Val J. Christensen
2200 West Parkway Blvd.
Salt Lake City, Utah 84119
(801) 817-7102
(801) 817-8197 (Fax number)

With a copy to:

Steven D. Peterson, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
201 South Main Street, Suite 600
Salt Lake City, UT 84111
(801) 531-3000
(801) 531 3001 (Fax number)

If to Escrow:
First American Title Insurance Company
Attn:
_________________________________
_________________________________
( )
( ) (Fax number)
19.  GENERAL PROVISIONS

19.1	Recitals

The Recitals set forth above commencing on Page 1 of this Agreement are incorporated herein by reference.

19.2	Right to Assign

Buyer shall have the right to assign Buyer’s rights hereunder provided Buyer obtains Seller’s prior written consent which consent shall not be unreasonably withheld, but any such assignment shall not relieve Buyer of Buyer’s obligations herein unless Seller expressly relieves Buyer. Seller hereby gives its prior written consent to the one time assignment of this Agreement prior to closing to a limited liability company or partnership or corporate entity under common control or common management with Buyer.

19.3	Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural whenever the context requires.

19.4	Captions

Captions in this Agreement are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of its terms.

19.5	Exhibits

All attached exhibits are a part of this Agreement and are incorporated in full by this reference.

19.6	Entire Agreement

This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement.

19.7	Modification

No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

19.8	Attorneys’ Fees

Should any party employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties, reimbursement for all attorneys’ fees and all costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

19.9	Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

19.10	Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the State of Utah, without regard to its conflicts of law principles.

19.11	Time of Essence

Time is of the essence of this Agreement and every provision hereof.

19.12	Severability

In the event any term, covenant, condition, or provision of this Agreement is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Agreement.

19.13	Successors and Assigns

All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and permitted assigns.

19.14	Drafting

This Agreement shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

19.15	No Agreement Until Accepted

Seller’s delivery of unexecuted copies or drafts of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Seller nor in any way implies that Seller is under any obligation to sell the Property. When this Agreement has been executed by both Buyer and Seller, it shall constitute a binding agreement to purchase and sell the Property upon the terms and conditions provided herein and Buyer and Seller agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the purchase and sale of the Property as contemplated herein.

19.16	No Recording.

Buyer shall not record this Agreement or a Memorandum of Agreement in the official records of Salt Lake County, Utah.

19.17	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Agreement or any document necessary or convenient thereto sent by facsimile shall be binding upon transmission by facsimile and the facsimile copy may be utilized for the purposes of this Agreement.

19.18  Secondary Market Transactions. Buyer shall have the right to arrange for financing for the purchase which will allow the Lender to sell, assign, dispose of, transfer, pledge, participate, syndicate or otherwise transfer the Loan, and/or securitize all or any portion of Lender’s interest in the Loan at any time, or to cause the note and deed of trust to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate, which may be in the form of pari passu interests, senior and junior interests, or other interests, and thereafter to sell, assign, participate, syndicate or securitize all or any part of either such severed or split note and deed of trust (any of the foregoing, a “Secondary Market Transaction”). Seller agrees to cooperate with Buyer and Lender to facilitate any such action, the transfer or disposition of the Loan, the rating of the Loan or of a securitization in which the Loan is included. Seller’s cooperation obligation shall continue until the Loan has been repaid in full, and shall include, without limitation, the following as each may be reasonably required from time to time by Lender, Servicer, or any holder of the note evidencing Purchaser’s obligations pursuant to the Loan:

(i)	Consenting to subordination of its right to possession to the Property as Lessee, or executing any tenant estoppels or other documents necessary to complete said Secondary Market Financing; and

(ii)	Provision of information, reports, copies of notices and reasonable access to the collateral properties and to personnel of Borrower’s property manager and of Borrower’s constituent members.

THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.

BUYER:	SELLER:
LEVY AFFILIATED HOLDINGS, LLC, a California limited liability company	FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation

By:	By:
Date:	Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its: _________________________________

Date:

Exhibit A

to

Purchase And Sale Agreement And Escrow Instructions

Legal Description of Property

Garden Area Parcel

Beginning at a point on the Easterly Right of Way line of Decker Lake Boulevard, said point being due West 3067.40 feet and due South 1207.42 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being on a 167.00 foot radius curve to the right, the radius point of which bears North 05°50’30” East; thence along said Easterly line the following three (3) courses: Northerly along the arc of said curve 245.29 feet through a central angle of 84°09’27” (Chord to said curve bears North 42°04’54” West 223.84 feet); thence North 173.73 feet to the point of an 1974.03 foot radius curve to the right, thence Northerly along the arc of said curve 46.54 feet; thence East 149.44 feet; thence South 386.13 feet to the point of beginning.

Franklin Building

Beginning at a point on the Westerly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.00 feet and South 52°59’27” West 40.00 feet and North 37°00’03” West 282.82 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2394.73 feet and due South 1763.83 feet from said Center Section Monument, said point also being on a 368.22 foot radius cure to the left, the radius point of which bears South 41°50’56” West; thence Northwesterly along the arc of said curve 268.95 feet, through a central angle of 41°50’56” (Chord bears North 69°04’32” West 263.01 feet); thence West 29.97 feet; thence South 30°00’00” East 195.52 feet; thence South 45°03’09” West 129.64 feet; thence North 44°56’51” West 44.17 feet; thence West 177.02 feet; thence South 45°00’00” West 109.13 feet; thence North 45°00’00” West 78.37 feet; thence North 251.40 feet; thence West 45.24 feet to a point of a 233.00 foot radius curve to the right; thence Northerly 366.00 feet along the arc of said curve, through a central angle of 90°00’00” (Chord to said curve bears North 45°00’00” West 329.51 feet); thence North 395.61 feet to a point on the Westerly right-of-way line of Decker Lake Boulevard, said point also being on a curve to the left, the radius point of which bears East 233.00 feet; thence Southeasterly 366.00 feet along the arc of said curve and said Westerly line through a central angle of 90°00’00” (Chord bears South 45°00’00” East 329.51 feet); thence along said Westerly line the following six(6) courses: East 291.65 feet to a point of a 268.56 foot radius curve to the right, the radius point of which bears South; thence Southeasterly 383.17 feet along the arc of said curve through a central angle of 81°44’53” (Chord bears South 49°07’34” East 351.49 feet); thence South 08°15’07” East 61.35 feet to a point of a 334.56 foot radius curve to the left, the radius point of which bears North 81°44’53” East; thence Southeasterly along the arc of said curve 167.92 feet through a central angle of 28°45’26” (Chord bears South 22°37’50” East 166.16 feet); thence South 52°59’27” West 7.00 feet; thence South 37°00’33” East 51.64 feet to the point of beginning.

Jefferson, Adams & Washington Buildings

Beginning at a point on the Westerly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.00 feet and South 52°59’27” West 40.00 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2224.50 feet and due South 1989.67 feet from said Center Section Monument and running thence South 07°59’27” West 28.03 feet to the Northerly right-of-way line of Parkway Boulevard said point also being on an 1102.87 foot radius curve to the right, the radius point of said curve bears North 35°59’21” West; thence Westerly along the arc of said curve and said right-of-way line 691.27 feet, through a central angle of 35°54’45” (Chord to said curve bears South 71°58’01” West 680.01 feet); thence South 89°55’56” West 115.06 feet; thence North 83°32’31” West 75.29 feet; thence North 06°27’29” East 57.95 feet; thence North 45°00’00” West 199.09 feet; thence North 77.78 feet; thence North 45°00’00” West 95.35 feet; thence North 45°00’00” East 105.79 feet; thence North 59°22’26” West 127.77 feet; thence North 40°01’24” East 157.77 feet to a point on a 233 foot radius curve to the left, the radius point of which bears North 40°01’24” East; thence Easterly 162.76 feet along said curve through a central angle of 40°01’24” (Chord to said curve bears South 69°59’18” East 159.47 feet); thence East 45.24 feet; thence South 251.40 feet; thence South 45°00’00” East 78.37 feet; thence North 45°00’00” East 109.13 feet; thence East 177.02 feet; thence South 44°56’51” East 44.17 feet; thence North 45°03’09” East 129.64 feet; thence North 30°00’00” West 195.52 feet; thence East 29.97 feet to a point of a 368.22 foot radius curve to the right; thence along the arc of said curve 268.95 feet, through a central angle of 41°50’56” to a point of non-tangency said point also being on said Westerly right-of-way line; thence South 37°00’33” East along said right-of-way line 282.82 feet to the point of beginning.

Patrick Henry Building

Beginning at a point on the Easterly Right of Way line of Decker Lake Boulevard, said point being South 00°03'10' East 540.23 feet and West 1279.14 feet and South 25°00'00" West 1380.87 feet and South 52°59'27" West 368.44 feet and North 37°00'33" West 60.56 feet and North 52°59’27” East 40.00 feet from the Center of Section 22, Township 1 South, Range 1 West, Salt Lake Base and Meridian, said point also being due West 2160.95 feet and due South 1941.07 feet from said Center Section Monument, and running thence along said Easterly line the following five(5) courses: North 37°00’33” West 333.90 feet; thence South 52°59’27” West 7.00 feet to a point on a 268.56 foot radius curve to the right, the radius point of which bears North 52°59’27” East; thence Northerly 134.79 feet along the arc of said curve, through a central angle of 28°45’26” (Chord to said curve bears North 22°37’50” West 133.38 feet); thence North 08°15’07” West 61.35 feet to a point of a 334.56 foot radius curve to the left, the radius of said curve bears South 81°44’53” West; thence Northwesterly 477.34 feet along the arc of said curve, through a central angle of 81°44’53” (Chord to said curve bears North 49°07’33” West 437.87 feet); thence East 284.95 feet; thence South 36°58’23” East 775.35 to a point on the Northerly right-of-way line of Parkway Boulevard, said point also being on a 1438.24 foot radius curve, the radius point of which bears North 46°14’40” West; thence Southwesterly 172.48 feet along the arc of said curve, through a central angle of 06°52’16” to a point on said Easterly line; thence North 82°00’33” West along said Easterly line 27.34 feet to the point of beginning

Exhibit A-1

to

Purchase And Sale Agreement And Escrow Instructions

Fixtures List

A.
All heating, ventilating, incinerating, lighting, plumbing, electrical and air conditioning fixtures and equipment, hot water heaters, furnaces, heating controls, motors, boiler systems, elevators, and all other equipment and fixtures integral to the operation of the Property.

Exhibit B

to

Purchase And Sale Agreement And Escrow Instructions

Lease Agreement

(Attached)

AMENDMENT NO 1.
TO
PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment is made and entered into as of June 27, 2005, by and between FRANKLIN DEVELOPMENT CORPORATION (“Seller”), a Utah corporation, and LEVY AFFILIATED HOLDINGS, LLC (“Buyer”), a California limited liability company, and amends that certain Purchase and Sale Agreement and Escrow Instructions dated February 18, 2005 (“Purchase Agreement”) previously entered into between the parties. Capitalized terms used herein and not otherwise defined are defined in the Purchase Agreement and are used herein as defined therein. In the event of any inconsistency between the terms of this Addendum and the terms of the Purchase Agreement, the terms of this Addendum shall control.

1. Section 4.10 of the Purchase Agreement is hereby deleted and replaced with the following:

4.10 Loan Contingency

Buyer shall have obtained, within the Loan Contingency Period (as defined in Section 4.11 below), third-party financing for sixty percent (60%) of the Purchase Price upon terms and conditions reasonably acceptable to Buyer (the “Financing”). If in order to obtain Financing a lender requires the posting of a letter of credit or deposit in an amount not to exceed $3,500,000, Buyer shall obtain and post the letter of credit and Seller agrees to pay the annual cost of the letter of credit (approximately 1.5% of the total amount of the letter of credit) each year for a term of up to three (3) years. If such a letter of credit is required, it shall not be deemed reasonably unacceptable to Buyer under the terms of this Agreement.

2. Section 4.11 of the Purchase Agreement is hereby deleted and replaced with the following:

4.11 Loan Contingency Period.

Buyer shall obtain the Financing on or before the date ninety (90) days after the date of execution of this Agreement (the “Loan Contingency Period”). If prior to expiration of the Loan Contingency Period, Buyer determines in good faith that it will not be successful in obtaining the Financing, then Buyer shall have the right, by giving notice to Seller, to either (a) terminate this Agreement, or (b) waive the requirements of Section 4.10. If Buyer exercises the right to terminate this Agreement in accordance with this Section 4.11(a) this Agreement shall terminate as of the date such termination notice is given by Buyer and Buyer shall have the right to receive the Earnest Money from the Escrow Agent. If Buyer elects to continue with the transaction pursuant to subsection (b) of this Section 4.11, the Earnest Money shall become non-refundable on the 90th day of the Loan Contingency Period.

3. The first sentence of Section 8.1 is hereby deleted and replaced with the following:

  Escrow Agent shall close the Escrow (the “Closing”) on or before the date which is ninety-five (95) days following the date Escrow was opened pursuant to Section 2 above (the “Scheduled Closing Date”), provided that all of the conditions to Buyer’s obligation to purchase have been either satisfied or waived.

4. Consistent with the Purchase Agreement, Seller’s obligation to sell the Property is subject to its Board of Directors’ approval of the Purchase Agreement and this Amendment. Seller and Buyer hereby approve, affirm and ratify the Purchase Agreement and the on-going rights and obligations provided by said Purchase Agreement.

IN WITNESS WHEREOF, the parties have signed and entered into the Agreement as of the date first mentioned above.

BUYER:	SELLER:
LEVY AFFILIATED HOLDINGS, LLC, a California limited liability company	FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation

By:	By:
Date:	Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its: _________________________________

Date:

AMENDMENT NO. 2
TO
PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment is made and entered into as of June 27, 2005, by and between FRANKLIN DEVELOPMENT CORPORATION (“Seller”), a Utah corporation, and LEVY AFFILIATED HOLDINGS, LLC (“Buyer”), a California limited liability company, and amends that certain Purchase and Sale Agreement and Escrow Instructions dated February 18, 2005 (“Purchase Agreement”) previously entered into between the parties. Capitalized terms used herein and not otherwise defined are defined in the Purchase Agreement and are used herein as defined therein. In the event of any inconsistency between the terms of this Addendum and the terms of the Purchase Agreement, the terms of this Addendum shall control.

1.	The last sentence of Section 3 of the Purchase Agreement is hereby deleted and replaced with the following:
The cost of the Title Policy shall be paid by Seller. The cost of any additional endorsements to the Title Policy requested by Buyer shall be paid by Buyer.
2.	Seller and Buyer hereby approve, affirm and ratify the Purchase Agreement and the on-going rights and obligations provided by said Purchase Agreement.
IN WITNESS WHEREOF, the parties have signed and entered into the Agreement as of the date first mentioned above.

BUYER:	SELLER:
LEVY AFFILIATED HOLDINGS, LLC, a California limited liability company	FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation

By:	By:
Date:	Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its: _________________________________

Date:

AMENDMENT NO. 3
TO
PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment is made and entered into as of June 27, 2005, by and between FRANKLIN DEVELOPMENT CORPORATION (“Seller”), a Utah corporation, and LEVY AFFILIATED HOLDINGS, LLC (“Buyer”), a California limited liability company, and amends that certain Purchase and Sale Agreement and Escrow Instructions dated February 18, 2005, as amended on March 8, 2005 and on March 21, 2005 (collectively, the “Purchase Agreement”) previously entered into between the parties. Capitalized terms used herein and not otherwise defined are defined in the Purchase Agreement and are used herein as defined therein. In the event of any inconsistency between the terms of this Addendum and the terms of the Purchase Agreement, the terms of this Addendum shall control.

1.	The Purchase Price, as defined in Article 1 of the Purchase Agreement, is hereby reduced to THIRTY-THREE MILLION, EIGHT HUNDRED THIRTY THOUSAND DOLLARS ($33,830,000.00).

2.	The Earnest Money, as defined in Article 2 of the Purchase Agreement, is non-refundable as of April 22, 2005, and shall be released to the Seller upon Escrow Agent’s execution hereof.

3.	Section 4.10 of the Purchase Agreement is hereby deleted and replaced with the following:

4.10 Loan Contingency

Buyer shall have obtained, within the Loan Contingency Period (as defined in Section 4.11 below), third-party financing for sixty percent (60%) of the Purchase Price upon terms and conditions reasonably acceptable to Buyer (the “Financing”).

4.	Seller and Buyer hereby approve, affirm and ratify the Purchase Agreement and the on-going rights and obligations provided by said Purchase Agreement.

IN WITNESS WHEREOF, the parties have signed and entered into the Agreement as of the date first mentioned above.

BUYER:	SELLER:
LEVY AFFILIATED HOLDINGS, LLC, a California limited liability company	FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation

By:	By:
Date:	Date:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Its:

Date: